Exhibit 99.1
Health Benefits Direct Announces First Quarter 2008 Financial Results
Radnor, PA – May 15, 2008 – Health Benefits Direct Corporation (OTC Bulletin Board: HBDT), a leading technology innovator in the direct marketing and sales of a wide range of individual health insurance, family health insurance, life insurance and other related products for the individual and family insurance market, today announced its results of operations for the first quarter ended March 31, 2008.
First Quarter Operational Highlights
▪	Revenues increased 42% compared to the first quarter of 2007.

▪	Raised aggregate gross proceeds of $5 million from a private placement of common stock and warrants to certain institutional investors.

▪	Closed New York office and reduced agency sales and support staff in Florida as part of overall strategic initiative to reduce operating costs.

▪	Signed first contract to provide the Insurint™ platform to independent agents and successfully deployed the technology subsequent to quarter-end
“We are pleased to report an increase in our revenues for the first quarter of 2008 which were largely due to the performance of Atiam, a technology company that we acquired in October of last year, and, to a lesser extent, an increase in commission revenue in our Telesales business,” stated Anthony Verdi, Chief Operating Officer and Chief Financial Officer of Health Benefits Direct. “Atiam contributed significant revenue and a modest profit to our results and, as part of our technology portfolio, further positions us for continued growth and execution on our strategy to be a technology innovator to the insurance industry. As part of this, Atiam’s InsPro product continues to be highly visible and well received in the insurance carrier and TPA market place.”
Mr. Verdi continued, “Our recently accelerated initiatives to increase our operating efficiency, including closing the New York office and reducing the sales and support staff in Florida, are already beginning to show positive results as evidenced by our first quarter financial results.”
First Quarter 2008 Financial Results
Net loss for the first quarter of 2008 was $(4,321,232), or $(0.12) per basic and diluted share, as compared to a net loss of $(3,268,498), or $(0.11) per basic and diluted share for the first quarter of 2007. The net loss for the first quarter of 2008 included non-recurring restructuring and other charges amounting to approximately $1.6 million.
Revenues for the first quarter of 2008 increased 42% to $6,388,021 as compared to $4,513,015 for the first quarter of 2007. Atiam’s revenue accounted for $1,285,323, or 28%, of the increase. Atiam’s operating results prior to our October 1, 2007 acquisition of Atiam are excluded from our 2007 comparable quarter results.

Operating expenses for the first quarter ended March 31, 2008, totaled $10,350,594 as compared to $7,821,777, a 32% increase as compared to the first quarter ended March 31, 2007. Atiam’s expenses accounted for $1,246,292 or, 16%, of the increase over 2007. Operating expenses include approximately $1.6 million of unique charges in the first quarter of 2008.
Salaries, wages and related taxes in the Telesales business segment for the first quarter of 2008 included approximately $1 million of non-recurring charges pertaining to the departure of certain executives and a director, together with expenses related to the Company’s closing of its New York office. Depreciation and rent expense for the first quarter of 2008 included approximately $0.2 million of non-recurring charges pertaining to Company’s closing of its New York office.
Additionally, the Company recorded an approximate $0.4 million charge for the impairment of leasehold improvements for its New York Office and certain intangible assets in the first quarter of 2008.
At March 31, 2008, Health Benefits Direct had a cash balance of $7,420,494, total assets of $16,848,984 and total shareholders’ equity of $5,936,331.
Mr. Verdi concluded, “As announced in January of this year, we signed an agreement to provide our Insurint™ platform to AHCP, a leading health insurance agency and we are pleased to report that their independent insurance agents are taking advantage of Insurint™. For the first time, Insurint™ is being actively used outside of our own agency and we are proud to have reached this critical milestone. We look forward to reporting on the progress of this important business segment in coming quarters.”
About Health Benefits Direct Corporation
Health Benefits Direct Corporation is a technologically innovative contact center based insurance agency that operates an interactive online marketplace enabling consumers to shop for, compare, and apply for individual health insurance, family health insurance, life insurance and other related products for the individual and family insurance market. Its streamlined Quick-to-Call sales platform, supported by proprietary online technology, dialing applications and tele-application voice signature process, promotes efficiency for consumers purchasing and insurance carriers underwriting individual and family insurance products. Through its subsidiary, Insurint ™ Corporation, Health Benefits Direct provides a proprietary, professional-grade, web-based agent quote engine portal that aggregates accurate real-time quotes from multiple highly-rated health insurance carriers, life insurance carriers and carriers of related insurance products. Insurint’s user-friendly platform enables agents to view and share with proposed insureds detailed comparisons of multiple insurance products, policy brochures and other useful information instantly, resulting in highly competitive application processing platform for insurance agents and consumers. Through its subsidiary, Atiam Technologies, Health Benefits Direct offers the InsPro system, an internet-based marketing and administration system used by Insurance carriers and Third Party Administrators. www.healthbenefitsdirect.com

Safe Harbor Statement
In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding the effect of the agreement to offer the Insurint platform to AHCP’s agents or the anticipated launch date of this offering to AHCP agents. Forward-looking statements provide Health Benefits Direct’s current expectations or forecasts of future events. Moreover, Health Benefits Direct cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially and which are identified from time to time in Health Benefits Direct’s reports filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Health Benefits Direct undertakes no obligation to update publicly any forward-looking statement.
Contact:
Lesley Snyder
The Piacente Group
212-481-2050
lesley@tpg-ir.com
- financial tables to follow -

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	March 31,
	2008	2007
	(Unaudited)	(Unaudited)
Revenues	$6,388,021	$4,513,015

Operating expenses:
Salaries, commission and related taxes	5,776,986	4,093,920
Lead, advertising and other marketing	1,998,733	1,861,584
Depreciation and amortization	715,716	551,106
Rent, utilities, telephone and communications	811,988	650,739
Professional fees	528,727	260,307
Other general and administrative	518,444	404,121

	10,350,594	7,821,777

Loss from operations	(3,962,573)	(3,308,762)

Other income (expense):
Loss on impairment of property and equipment	(88,922)	—
Loss on impairment of intangible asset	(295,633)	—
Interest income	30,506	49,078
Interest expense	(4,610)	(8,814)

Total other income (expense)	(358,659)	40,264

Net loss	$(4,321,232)	$(3,268,498)

Net loss per common share:
Net loss per common share — basic and diluted	$(0.12)	$(0.11)

Weighted average common shares outstanding — basic and diluted	35,335,465	28,896,388

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

	March 31, 2008	December 31, 2007
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$7,420,494	$5,787,585

Accounts receivable, less allowance for doubtful accounts $35,080 and $59,106	1,732,037	1,720,014
Tax receivable	36,212	—
Deferred compensation advances	345,732	578,372
Prepaid expenses	218,949	182,087
Other current assets	12,193	22,285

Total current assets	9,765,617	8,290,343

Restricted cash	1,150,000	1,150,000
Property and equipment, net of accumulated depreciation $1,274,178 and $1,115,562	1,348,983	1,592,480
Intangibles, net of accumulated amortization $3,416,560 and $3,108,771	4,420,387	5,095,960
Other assets	163,997	165,871

Total assets	$16,848,984	$16,294,654

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$986,835	$1,483,064
Amount payable to private placement investor
Accrued expenses	1,579,788	1,406,641
Current portion of capital lease obligations	22,776	14,707
Sub-tenant security deposit	7,301	—
Due to related parties	—	28,500
Unearned commission advances	8,117,836	8,450,585
Deferred revenue	128,875	209,125
Income tax payable	—	157,288

Total current liabilities	10,843,411	11,749,910

LONG TERM LIABILITIES:
Capital lease obligations	69,242	44,241

Total long term liabilities	69,242	44,241

SHAREHOLDERS’ EQUITY:
Preferred stock ($.001 par value; 10,000,000 shares authorized; no shares issued and outstanding)	—	—
Common stock ($.001 par value; 90,000,000 shares authorized; 41,255,635 and 34,951,384 shares issued and outstanding	41,255	34,951
Additional paid-in capital	42,619,165	36,868,409
Accumulated deficit	(36,724,089)	(32,402,857)

Total shareholders’ equity	5,936,331	4,500,503

Total liabilities and shareholders’ equity	$16,848,984	$16,294,654

HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	March 31,
	2008	2007
	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities:
Net loss	$(4,321,232)	$(3,268,498)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation and amortization	715,716	551,106
Stock-based compensation and consulting	854,688	514,861
Loss on impairment of property and equipment	88,922	—
Loss on impairment of intangible assets	295,633	—
Provision for bad debt	(22,029)	(25,179)
Changes in assets and liabilities:
Accounts receivable	10,006	813,009
Tax receivable	(36,212)	—
Deferred compensation advances	232,640	(212,085)
Prepaid expenses	(36,862)	4,379
Other current assets	10,092	(16,010)
Other assets	1,874	37,217
Accounts payable	(496,233)	(135,654)
Accrued expenses	148,147	(87,437)
Sub-tenant security deposit	7,301	—
Due to related parties	(28,500)	(24,509)
Unearned commission advances	(332,749)	1,908,619
Deferred revenue	(80,250)	—
Income tax payable	(157,288)	—

Net cash (used in) operating activities	(3,146,336)	59,819

Cash Flows From Investing Activities:
Purchase of property and equipment	(90,595)	(176,403)
Purchase of intangible assets and capitalization of software development	(92,993)	(193,710)

Net cash (used in) investing activities	(183,588)	(370,113)

Cash Flows From Financing Activities:
Gross proceeds from capital leases	37,411	—
Payments on capital leases	(4,340)	—
Gross proceeds from sales of common stock	5,000,000	6,817,500
Gross proceeds from exercise of warrants	—	337,500
Placement and other fees paid in connection with offering	(70,238)	—

Net cash provided by financing activities	4,962,833	7,155,000

Net increase in cash	1,632,909	6,844,706

Cash — beginning of the year	5,787,585	2,311,781

Cash — end of the period	$7,420,494	$9,156,487